EXHIBIT 24.1

                        [COMISKEY & COMPANY LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this registration statement of our report dated March 11, 1997 on the financial statements of Westmark Group Houdings, Inc., and to reference to our firm under the caption "experts" in the prospectus.

Aurora, Colorado
April 11, 1997
                                                  /s/ COMISKEY & COMPANY
                                                  PROFESSIONAL CORPORATION